PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT dated as of September 24, 2015 ("**Agreement**"), is made by and between Three Forks, Inc., a corporation ("**Seller**"), and APEG Montgomery, LP, a TX limited partnership ("**Buyer**").

WHEREAS, Seller desires to sell and convey to Buyer, and Buyer desires to purchase and accept, the Properties;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1. Properties. Subject to the terms and provisions contained herein, Seller agrees to sell and Buyer agrees to purchase, the **Properties** (as this term is defined in the form of Assignment and Bill of Sale, attached hereto as Exhibit A (the "**Assignment**").

2. Purchase Price. At the Closing, Buyer shall pay Seller $1,365,000.00 (the **"Purchase Price"**), subject to the adjustment as provided below.

3. Purchase Price Adjustments. The Purchase Price shall be adjusted (i) upward by the amount of all out-of-pocket, third-party operating and similar expenses actually paid by Seller that are attributable to the Properties for the period between the Effective Date and Closing, including those billed under applicable operating agreements, and all prepaid expenses; (ii) upward by an amount equal to the value of all hydrocarbons from or attributable to the Properties in storage or existing in pipelines, plants and tanks (including inventory) and upstream of the pipeline connection or upstream of the sales meter as of the Effective Date, such value to be based upon the contract price in effect as of the Effective Date (or, if there is no contract price, the sales price in effect as of the Effective Date); and (iii) downward by the amount of the proceeds received by Seller or accrued and payable to Seller for the period between the Effective Date and Closing that are attributable to the Properties after the Effective Date, net of any royalties, other lease burdens and any production, severance, sales or windfall profit taxes not reimbursed to Seller by the Buyer.

4. Closing Date; Liability Allocation; Closing. The closing and consummation of the transaction contemplated hereby ("**Closing**") shall take place at the offices of Thompson & Knight LLP in Houston, Texas, or such other place as Buyer and Seller shall mutually agree, simultaneous with the execution and delivery of this Agreement ("**Closing Date**"), and shall be effective at 7:00 a.m., where the Properties are located, on September 1, 2015 ("**Effective Date**"). Buyer shall assume, and be bound by (and shall be entitled to all production, proceeds and benefits with regard to), the oil and gas leases, contracts and other interests constituting the Properties, and Buyer shall be liable with regard to the Properties, insofar and only insofar as any of the above obligations, liabilities or claims are related solely to the ownership and operation of the Properties occurring from and after the Effective Date; and Seller shall retain and remain liable for all obligations, claims, lawsuits, liabilities, and expenses attributable or allocable to the Properties with regard to all periods prior to the Effective Date. At Closing, (i) Seller will

convey the Properties to Buyer with special warranty of title by the Assignment, (ii) Buyer will pay Seller the Purchase Price, as adjusted, for the Properties, (iii) Seller will execute and deliver a non-foreign affidavit, in such form and substance as is reasonably satisfactory to Buyer, and (iv) Seller will also execute and deliver letters-in-lieu of transfer orders to purchasers of Seller's production attributable to the Properties, in form and substance reasonably satisfactory to Buyer.

5. Representations of Both Parties. Each party (**"Representing Party"**) represents and warrants to the other party as of the date hereof, and as of the Closing (all of which representations and warranties shall survive the Closing and the execution and delivery of the Assignment):

a. Organization; Existence; Authority; Non-Contravention; Valid and Binding. If the Representing Party is not an individual, such Representing Party is duly organized, validly existing and in good standing under the laws of the state of its formation. The Representing Party has the legal power and right to enter into and perform this Agreement and the transactions contemplated hereby. The consummation of the transactions contemplated by this Agreement does not violate or conflict with: (i) any provision of such by-laws, or other document pursuant to which the Representing Party was formed (if the Representing Party is not an individual); (ii) any material agreement or instrument to which the Representing Party is a party or by which the Representing Party is bound; or (iii) any judgment, order, ruling or decree applicable to the Representing Party or any law, rule or regulation applicable to the Representing Party. This Agreement and any other document executed by the Representing Party in connection herewith constitutes the legal, valid and binding obligations of the Representing Party, enforceable in accordance with their terms.

b. No Broker Fees. The Representing Party has incurred no obligation contingent or otherwise, for any broker's, finder's or consultant's fees for which the other party will be liable.

6. Representations of Seller. Seller represents and warrants as of the date hereof, and as of the Closing (all of which representations and warranties shall survive the Closing and the execution and delivery of the Assignment):

a. Contracts; No Drilling Commitments; Other. Except for those listed on Schedule 6(a), there are no agreements, contracts, commitments (including, without limitation, any outstanding authorities for expenditure or other capital or expense commitments relating to the Properties), or agreements constituting part of the Properties (collectively, **"Contracts"**). To Seller's knowledge, each of the Contracts is in full force and effect, binding on the parties in accordance with its terms, and Seller is not in material breach or default of any such Contracts, and to its knowledge, no other party thereto is in breach or default thereof. Except as expressly set forth in Schedule 6(a), the Properties do not include any obligation by Seller to drill any wells, conduct seismic surveys, or make any other capital expenditures in order to maintain (or avoid forfeiture) of any oil and gas leases, lands or portions thereof. Seller is presently receiving payment for all production attributable to each Property in accordance with the applicable agreement, and is not having production from any Property curtailed substantially below its delivery capacity. None of the Properties is subject to any area of mutual interest agreement, partnership or farm-out or farm-in agreement under which any party thereto is entitled to receive assignments not yet made, or could earn additional assignments after the Effective Date. To

Seller's knowledge, (i) all leases, agreements, permits, declarations and/or orders that are part of the Properties (**"Basic Documents"**) are in effect and constitute binding obligations of the parties thereto, and Seller is not in material breach (and no situation exists which, with the passing of time or giving of notice, would create a material breach) of its obligations under any of the foregoing; (ii) all agreements that are reasonably necessary to own, develop, operate, maintain or use the Properties in accordance with the prudent practices of the oil and gas industry are part of the Properties; and (iii) all payments owing under Basic Documents have been and are being made before they are delinquent in any material respect.

b. Tax Partnerships. None of the Properties is subject to, or held in, or treated for tax purposes, as being owned by, a tax partnership.

c. No Pending Claims; Taxes. There is no pending (or, to the Seller's knowledge, threatened) suit, action, notice of violation, or proceeding against Seller or any of its affiliates (if any) that has, or will, materially affect the Seller's ability to consummate the transactions contemplated herein. All expenses relating to the Properties have been, and are being, paid before they become delinquent, except those disputed in good faith and for which an adequate accounting reserve has been established by Seller. All taxes imposed by any governmental authority with regard to the ownership, operation or production from the Properties have been timely and fully paid.

d. Compliance with Laws. Seller's ownership and operation of the Properties is in material conformity with all applicable laws, rules, regulations guidelines relating to the Properties and orders of all governmental authorities having jurisdiction (including without limitation those relating to the protection of the environment, natural resources, and human health and safety).

7. Accounting Adjustments. On or before 90 days after Closing, Buyer and Seller shall (i) review any additional information then available pertaining to the adjustments provided for in Section 3 above, (ii) determine if any additional adjustments (whether to account for matters not considered in making the adjustments at Closing, or to correct errors made in such adjustments) should be made beyond those made at Closing, and (iii) make any such additional adjustments by appropriate payments from Seller to Buyer or from Buyer to Seller. Should any additional items which would be the subject of adjustments under Section 3 above come to the attention of Buyer and Seller after any such additional adjustment are concluded, further adjustments shall be made by appropriate payments from Buyer to Seller or from Seller to Buyer.

8. Records. On a date that is 90 days after Closing, Seller shall deliver to Buyer the Records (as such term is defined in the Assignment), provided that Seller shall be entitled to retain copies of such Records.

9. Miscellaneous.

a. Taxes. All sales, use or other taxes (other than taxes on gross income, net income or gross receipts) and duties, levies or other governmental charges (including recording or similar fees and expenses) incurred by or imposed with respect to the property transfers undertaken pursuant to this Agreement shall be the responsibility of, and shall be paid by, Buyer.

b. Further Assurances. After Closing, each party at the request of the other and without additional consideration, shall execute and deliver, or shall otherwise cause to be executed and delivered, from time to time, such further instruments of conveyance or transfer, and do such further acts, as necessary to more fully and effectively convey and deliver the Properties to Buyer. After the Closing, the parties will cooperate to have all proceeds received attributable to the Properties, to be paid to the proper party hereunder and to have all expenditures, including taxes, attributable to the Properties, to be made by the proper party hereunder.

c. Entire Agreement; Amendment; No Assignment. This Agreement, the documents to be executed hereunder, and the exhibits attached hereto constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements, understandings, and discussions, whether oral or written, with respect to the subject matter hereof. No modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto and specifically referencing this Agreement. This Agreement may not be assigned, in whole or in part, without the prior written consent of the other party,

d. Notices. All notices and other communications required under this Agreement shall (unless otherwise specifically provided herein) be in writing and be delivered personally, by email, by U.S. Mail or Express Delivery, postage prepaid, by recognized commercial courier or delivery service which provides a receipt, by telecopier (with receipt acknowledged), or by registered or certified mail (postage prepaid), at the following addresses:

Buyer:

APEG Montgomery, LP
1400 McKinney # 2904
Houston, TX 77010
Telephone:
Email: patrick@dukecapitalmanagement.com

Seller:

Three Forks, Inc.
P.O. Box 1510
Johnstown, Colorado, 80534
Telephone: (303) 404-2160
Email: tom@threeforksinc.com

Either party may, by written notice so delivered, change its address for notice purposes hereunder.

e. Choice of Law. Without regard to principles of conflicts of law, this Agreement shall be construed, enforced, and governed by the laws of the state of Texas applicable to contracts made and to be performed entirely within such state and the laws of the United States of America, except that, to the extent that the law of a state in which a portion of the Properties is

located (or which is otherwise applicable to a portion of the Properties) governs, the law of such state shall apply as to that portion of the Properties located in (or otherwise subject to the laws of) such state.

f. Counterpart Execution. This Agreement may be executed in counterparts, all of which are identical and all of which constitute one and the same instrument. It shall not be necessary for Buyer and Seller to sign the same counterpart.

g. Limitation on Damages. **NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY NEITHER PARTY SHALL HAVE ANY LIABILITY IN CONNECTION THIS AGREEMENT, FOR ANY PUNITIVE DAMAGES, NOR SHALL IT HAVE ANY LIABILITY FOR ANY SPECIAL, INDIRECT OR CONSEQUENTIAL DAMAGES SUFFERED BY THE OTHER PARTY; AND ANY DAMAGES THAT MAY BE ASSESSED IN CONNECTION WITH THIS AGREEMENT SHALL, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, BE LIMITED TO THE ACTUAL DAMAGES SUFFERED.**

h. Survival. All representations and warranties made herein by Buyer and Seller shall survive the Closing and the delivery of the conveyance, but only for a period of 90 days from and after the Closing.

i. Third Party Beneficiaries. It is understood and agreed that there shall be no third party beneficiary of this Agreement, and that the provisions hereof do not impart enforceable benefits, rights, or remedies in anyone who is not a party or a successor or assignee of a party hereto.

j. Severability. The invalidity of any one or more provisions of this Agreement shall not affect the validity of this Agreement as a whole, and in case of any such invalidity, this Agreement shall be construed as if the invalid provision had not been included herein.

[*Signature page follows*]

IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date first set forth above.

SELLER:

THREE FORKS, INC.

By: [signature]
Name: Thomas Ness
Title: President

BUYER:

APEG MONTGOMERY, LP

By: ______________________________
Name: Patrick Duke
Title: ______________________________

Exhibits:

Exhibit A- Form of Assignment and Bill of Sale

Schedules:

Schedule 6(a)- Contracts and Commitments

IN WITNESS WHEREOF, this Agreement is executed by the parties hereto on the date first set forth above.

SELLER:

THREE FORKS, INC.

By: ______________________
Name: ______________________
Title: ______________________

BUYER:

APEG MONTGOMERY, LP

By: ______________________
Name: Patrick Duke
Title: MANAGER

Exhibits:

Exhibit A- Form of Assignment and Bill of Sale

Schedules:

Schedule 6(a)- Contracts and Commitments

Exhibit A

FORM OF ASSIGNMENT AND BILL OF SALE

[see attached]

Exhibit A
FORM OF ASSIGNMENT AND BILL OF SALE

STATE OF _________	§
	§
COUNTY[/PARISH] OF ______	§

This **ASSIGNMENT** (this "Assignment"), dated as of 7:00 a.m. local time where the Properties are located on September 1, 2015 (the "Effective Date"), by and between Three Forks, Inc., with offices at PO Box 1510, Johnstown, Colorado, 80534 ("Assignor"), and APEG Montgomery, LP, a ___________ limited partnership, with offices at 1400 McKinney, # 2904, Houston, TX 77010 ("Assignee"). Capitalized terms used but not otherwise defined herein shall have the meanings assigned to such terms in the Agreement (hereinafter defined).

WHEREAS, Assignor and Assignee have entered into that certain Purchase and Sale Agreement (the "Agreement"), dated September 24 2015, by and between Assignor and Assignee; and

WHEREAS, the Agreement contemplates that, at the Closing, Assignor will sell, assign and transfer to Assignee the Properties, less and except the Excluded Assets, as such terms are defined below.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.1 Assignment. As of the Effective Date, the Assignor hereby sells, transfers, conveys and assigns (except as expressly set forth in Section 3 hereof and in the Agreement, without representation or warranty) to the Assignee all of Assignor's right, title and interest in, to and under the following described properties, rights and interests (such right, title and interest, less and except the "Excluded Assets," as defined herein, collectively, the "Properties"):

a. the oil and gas leases and other properties described in Exhibit A (the "Leases"), and the lands covered thereby and any lands pooled, unitized or communitized therewith (the "Lands");

b. the wells located on the Leases and/or Lands (the "Wells"), including those described in Exhibit B;

c. all other rights (of whatever kind or character, whether legal or equitable, and whether vested or contingent) in the oil, gas and other minerals in and under or that may be produced from the Lands, Leases, and Wells, even though Assignor's interest in the oil, gas and other minerals may be incorrectly described in, or omitted from, Exhibit A or Exhibit B;

d. to the extent they may be assigned, all presently existing and valid oil, gas and/or mineral unitization, pooling, and/or communitization agreements, declarations and/or orders relating to Assignor's interest in the properties described in Subsections 1.1(a) (b) and (c) above, and in the properties covered and the units created thereby (including all units formed under orders, rules, regulations, or other official acts of any federal, state, or other authority having jurisdiction, voluntary unitization agreements, designations and/or declarations);

e. to the extent transferable without the payment of fees or other penalties (unless Assignee agrees to pays such fees or penalties), the contracts described in Exhibit C, insofar and only to the extent that such agreements and contracts cover or relate to: (i) the properties described in Subsections 1.1(a), (b) and (c) above, or (ii) the exploration, development, operation, or maintenance thereof or the treatment, storage, transportation or marketing of production therefrom (collectively, the "Contracts");

f. all materials, supplies, machinery, equipment, supervisory control and data acquisition systems, improvements and other personal property and fixtures located on the Lands (including but not by way of limitation, all Wells, wellhead equipment, pumping units, flowlines, tanks, buildings, injection facilities, saltwater disposal facilities, compression facilities, gathering systems, and other equipment) that are used or held for use primarily in connection with the properties described in Subsections 1.1(a), (b) and (c) above;

g. to the extent they may be assigned, all easements, rights-of-way, surface leases and other surface rights, all permits and licenses, and all other appurtenances being primarily used or held for use in connection with, or otherwise related to, the exploration, development, operation or maintenance of any of the properties described in Subsections 1.1(a), (b) and (c) above, or the treatment, storage, transportation or marketing of production therefrom (or allocated thereto), including, without limitation, these set forth on Exhibit D; and

h. the oil, gas, and other hydrocarbons (including crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, natural gas liquids, condensate, and other hydrocarbons, whether gaseous or liquid) produced from or attributable to the Wells from and after the Effective Date.

i. all Lease files, land files, Well files, division order files, abstracts, title opinions, Contract files, surface right files, well and production records, surveys, maps, property ownership reports, logs, regulatory records, test results and related records, engineering data and geological, geophysical and seismic data and other books, records, and files, maps and accounting records, in each case to the extent in Seller's possession or control and relating to the Properties set forth herein (the "Records").

1.2. Excluded Assets. The Properties shall not include and Assignor hereby expressly reserves and excepts to itself, all of Assignor's right, title and interest in and to the assets described on Exhibit E (the "Excluded Assets").

1.3 Habendum Clause. TO HAVE AND TO HOLD the Properties, unto Assignee and to its successors and assigns, forever, subject to the other matters set forth herein.

2. Assumption. Subject to the provisions of the Agreement, Assignee hereby assumes and agrees to pay, honor, perform or otherwise discharge when lawfully due any obligations due under any of the Properties, to the extent such obligations are attributable to periods from and after the Effective Date.

3. Special Warranty. The Assignor binds itself to warrant and forever defend title to the Properties (but only to the extent of Assignor's interest herein conveyed), unto the Assignee, its successors and assigns, against all persons lawfully claiming or to claim the same or any part thereof by, through or under the Assignor, but not otherwise.

4. DISCLAIMER. ASSIGNEE ACKNOWLEDGES THAT IT HAS HAD THE OPPORTUNITY TO INSPECT THE PROPERTIES AND PREMISES AND SATISFY ITSELF AS TO THEIR PHYSICAL AND ENVIRONMENTAL CONDITIONS, BOTH SURFACE AND SUBSURFACE, AND TO EXAMINE THE RECORDS OF ASSIGNOR PERTAINING TO THE RIGHTS ASSIGNED HEREIN, AND HAS HAD FULL ACCESS TO THE INFORMATION IN ASSIGNOR'S POSSESSION WITH RESPECT THERETO. ASSIGNEE ACKNOWLEDGES THAT ASIDE FROM THE SPECIAL WARRANTY OF TITLE CONTAINED IN THIS ASSIGNMENT AND THE EXPRESS REPRESENTATIONS AND WARRANTIES CONTAINED IN THE AGREEMENT, ASSIGNOR HAS MADE NO REPRESENTATIONS OR WARRANTIES, VERBAL OR OTHERWISE, AS TO THE ACCURACY, COMPLETENESS OR RELIABILITY OF ANY OF ASSIGNOR'S INFORMATION RELATING TO THE PROPERTIES, INCLUDING WITHOUT LIMITATION ASSIGNOR'S BOOKS AND RECORDS, OR AS TO ASSIGNOR'S TITLE TO THE PROPERTIES, RIGHTS AND OBLIGATIONS ASSIGNED HEREBY AND THE QUALITY OR QUANTITY OF HYDROCARBONS RESERVES, IF ANY, ATTRIBUTABLE TO THE PROPERTIES, OR THE ABILITY OF THE PROPERTIES TO PRODUCE HYDROCARBONS, OR THE PRICES WHICH ASSIGNEE ARE OR WILL BE ENTITLED TO RECEIVE FOR ANY SUCH HYDROCARBONS. ASSIGNEE EXPRESSLY AND FULLY WARRANTS AND REPRESENTS AND DOES HEREBY STATE AND REPRESENT THAT NO PROMISE OR AGREEMENT WHICH IS NOT HEREIN EXPRESSED HAS BEEN MADE TO ASSIGNEE AND/OR AFFILIATES IN EXECUTING THIS ASSIGNMENT, AND THAT ASSIGNEE PROMISES THAT IT IS NOT RELYING UPON ANY STATEMENT OR REPRESENTATION OF ANY AGENT OF THE ASSIGNOR BEING RELEASED. ASSIGNEE FULLY RELEASES AND CLEARLY WAIVES ANY AND ALL FRAUDULENT INDUCEMENT CLAIMS AND DISCLAIMS RELIANCE ON REPRESENTATIONS ABOUT ANYTHING AT ALL. ASSIGNEE IS SOLELY RELYING ON ITS OWN JUDGMENT AND HAS BEEN FULLY REPRESENTED BY A LEGAL COUNSEL OF ITS CHOICE IN THIS MATTER. THE AFORESAID LEGAL COUNSEL HAS READ AND EXPLAINED TO ASSIGNEE THE ENTIRE CONTENTS OF THESE RELEASES IN FULL, AS WELL AS THE LEGAL CONSEQUENCES OF THESE RELEASES. EXCEPT AS EXPRESSLY PROVIDED IN THIS ASSIGNMENT AND IN THE AGREEMENT, ASSIGNEE HAS RELIED AND WILL RELY SOLELY ON ITS INDEPENDENT INVESTIGATION AND JUDGMENT WITH RESPECT TO THE PROPERTIES, THEIR VALUE AND ASSIGNOR'S TITLE THERETO.

5. Subject to the Agreement. Notwithstanding any other term herein, this Assignment is executed and delivered pursuant to the Agreement, which shall not merge into this Assignment and shall survive the execution and delivery hereof as provided therein. This

Assignment is subject to every representation, warranty, covenant and agreement in the Agreement. To the extent that any term of this Assignment and any term in the Agreement conflict, such term of the Agreement will control.

6. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws principles thereof.

7. Counterparts. This Assignment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. Delivery of an executed counterpart of a signature page of this Assignment by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Agreement.

8. Successors and Assigns; No Third Party Beneficiaries. This Assignment is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns. Nothing herein, express or implied, is intended to or shall confer upon any other person, any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Assignment.

9. Rules of Construction. As used in this Assignment, (i) any pronoun in masculine, feminine or neuter gender shall be construed to include all other genders, (ii) the term "including" shall be construed to be expansive rather than limiting in nature and to mean "including without limitation," except where the context clearly otherwise requires, (iii) each term defined in this Assignment in the singular shall include the plural of that term, and each term defined in this Assignment in the plural shall include the singular of that term, and (iv) the words "this Assignment," "herein," "hereby," "hereunder," and "hereof," and words of similar import refer to this Assignment as a whole and not to any particular part of this Assignment unless the context clearly or expressly provides or indicates otherwise.

10. Exhibits. Exhibits referred to herein are hereby incorporated and made a part of this Assignment for all purposes by such reference.

Signature Page Follows

IN WITNESS WHEREOF, each of the parties hereto has duly executed and delivered this Assignment on the dates set forth in their respective acknowledgements below to be effective as of the Effective Date.

[***The acknowledgements below are for recording in Louisiana***.]

ASSIGNOR:

WITNESSES:	**THREE FORKS, INC.:**
By: ______________________	By: ______________________
Name: ______________________	Name: ______________________
By: ______________________	Title: ______________________
Name: ______________________	

CORPORATE ACKNOWLEDGMENT

STATE OF ____________________ }
}
COUNTY OF __________________ }

BEFORE ME, the undersigned authority, on this day personally appeared ______________________, ______________________ of ______________________, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of said corporation.

GIVEN UNDER MY HAND AND OFFICIAL SEAL OF OFFICE on this _______ day of ______________________, 201_.

MY COMMISSION EXPIRES:

____
Notary Public

ASSIGNEE:

WITNESSES:

*By:*______________________________

*Name:*____________________________

*By:*______________________________

*Name:*____________________________

APEG MONTGOMERY, LP

By: ______________________________

Name: Patrick Duke

Title: MANAGER

CORPORATE ACKNOWLEDGMENT

STATE OF _____________________ }
}
COUNTY OF ____________________ }

BEFORE ME, the undersigned authority, on this day personally appeared ____________________________________, ____________________________________ of ____, known to me to be the person and officer whose name is subscribed to the foregoing instrument, and acknowledged to me that he/she executed the same for the purposes and consideration therein expressed and in the capacity therein stated as the act and deed of said corporation.

GIVEN UNDER MY HAND AND OFFICIAL SEAL OF OFFICE on this _______ day of ________________________, 201_.

MY COMMISSION EXPIRES:

____
Notary Public

Exhibit A - Leases

Lessor	Lessee	Date	Field	Book	Page	County/ Parish	State
Rayford G Berzas et ux	Vinbar Oil & Gas, LLC	8/15/2005	FENRIS	141	224	EVANGELINE	LA
Wanda Fontenot Berzas, et al	Southern Oil Systems, LLC	7/1/2006	FENRIS	318	23	EVANGELINE	LA
Lou Ella Lafleur Fontenot, et al	Southern Oil Systems, LLC	7/1/2006	FENRIS	319	420	EVANGELINE	LA
Rayford G Berzas et ux	Southern Oil Systems, LLC	7/1/2006	FENRIS	318	29	EVANGELINE	LA
Bruce J Manuel, Jr., et al	Southern Oil Systems, LLC	9/13/2006	FENRIS	318	35	EVANGELINE	LA
Alden P. Bellow, et ux	Southern Oil Systems, LLC	9/13/2006	FENRIS	318	40	EVANGELINE	LA
Dedee Rebecca Miller	Southern Oil Systems, LLC	9/18/2006	FENRIS	318	45	EVANGELINE	LA
Jennifer Miller, et al	Southern Oil Systems, LLC	9/18/2006	FENRIS	318	50	EVANGELINE	LA
Priscilla Miller Duplechin	Southern Oil Systems, LLC	9/21/2006	FENRIS	318	55	EVANGELINE	LA
James Floyd Miller	Southern Oil Systems, LLC	9/21/2006	FENRIS	318	60	EVANGELINE	LA
Antonial Keith Miller	Southern Oil Systems, LLC	9/18/2006	FENRIS	318	402	EVANGELINE	LA
Clyde Daniel Miller	Southern Oil Systems, LLC	9/18/2006	FENRIS	319	415	EVANGELINE	LA
Marcell Johnson, Jr., et ux	Southern Oil Systems, LLC	9/26/2006	FENRIS	318	407	EVANGELINE	LA
Rayford G Berzas et ux	Southern Oil Systems, LLC	5/1/2008	FENRIS	345	494	EVANGELINE	LA
Shore Oil Corporation	JNC Inc	6/17/1981	CHARENTON	28-W	857	ST. MARY'S	LA
Sterling Sugars Inc	LGS Exploration Inc	11/30/1983	CHARENTON	26-T	753	ST. MARY'S	LA
Atlantic Richfield Company	Columbia Gas Development (	9/3/1993	JASPER	533	463	JASPER COUNTY	TX
Crown Pine Timber 3, L.P.	Chaparral Energy, L.L.C.	1/24/2008	JASPER	916	568	JASPER COUNTY	TX
BP America Production Company	W Dale Morris Inc	12/6/2002	JASPER	733	811	JASPER COUNTY	TX
Juanita Gregory Spurlock et al	REA Exploration Company	8/30/1983	JASPER	25	563	JASPER COUNTY	TX
Omaha National Bank Trustee	REA Exploration Company	10/26/1983	JASPER	25	376	JASPER COUNTY	TX
Kirby Lumber Corporation	Reid Production Company	1/3/1977	JASPER	353	201	JASPER COUNTY	TX
Kirby Lumber Corporation	Reid Production Company	7/6/1977	JASPER	366	459	JASPER COUNTY	TX
Vastar Resources, Inc	W. Dale Morris, Inc	4/6/1998	JASPER	638	427	JASPER COUNTY	TX
Vastar Resources, Inc	W. Dale Morris, Inc	2/27/1997	JASPER	613	850	JASPER COUNTY	TX
BP America Production Company	Five-J.A.B., Inc	4/24/2013	JASPER	1071	925	JASPER COUNTY	TX
BP America Production Company	Five-J.A.B., Inc	4/24/2013	JASPER	1071	921	JASPER COUNTY	TX
Epoch Oil & Gas, Inc	Heisey Ventures, Inc et al	5/16/2000	CONROE	n/a	Record No. 707-00-2185	MONTGOMERY COUNTY	TX
W. H. Schaefer, et al	Epoch Oil & Gas, Inc	2/20/1998	CONROE	n/a	Record No. 350-00-1416	MONTGOMERY COUNTY	TX
W.R. Mercer, et al	Mrs. Fannie S. Hooper, et al	11/27/1933	CONROE	165	437	MONTGOMERY COUNTY	TX

EXHIBIT "B"

WELLS

WELL NAME	WELL NUMBER	FIELD NAME	API #
JASPER FIELD JASPER COUNTY, TX			
ARCO FEE LJ	1	JOES LAKE, W (WILCOX)	42-457-30471
HURD	1	JOES LAKE, E (1ST WILCOX)	42-457-30360
HURD	15-SWD	JOES LAKE, E (1ST WILCOX)	42-457-00284
HURD	40	JOES LAKE, E (1ST WILCOX)	42-457-00309
KIRBY-MCINNIS	1K	THEUVENINS CREEK (WILCOX 8400)	42-457-00220
KIRBY-MCINNIS	2	THEUVENINS CREEK (YEGUA 1-D)	42-457-00221
KIRBY-MCINNIS	10-D SWD	THEUVENINS CREEK (YEGUA 1-D)	42-457-00228
VASTAR	1R	JOES LAKE, W (WILCOX)	42-457-30511
VASTAR	2-SWD	JOES LAKE, W (WILCOX)	42-457-30511
CONROE FIELD MONTGOMERY COUNTY, TX			
FANNIE HOOPER	1-SWD	CONROE (CONS U)	42-339-00556
FANNIE HOOPER	2	CONROE (CONS U)	42-339-00557
FANNIE HOOPER	3	CONROE (CONS U)	42-339-00558
FANNIE HOOPER	4-SWD	CONROE (CONS U)	42-339-00278
FANNIE HOOPER	5	CONROE (CONS U)	42-339-00560
FANNIE HOOPER	6	CONROE (CONS U)	42-339-30742
FENRIS FIELD EVANGELINE PARISH, LA			
FRIO RA SUA; R G BERZAS ETUX	001	FENRIS	17039203970000
FRIO RA SUA; L GUILLORY	001-ALT	FENRIS	17039203360000
LEE ROY FONTENOT SWD	002	FENRIS	17039005830000
CHARENTON FIELD ST. MARY'S PARISH, LA			
SHORE OIL COMPANY	001	CHARENTON	17101213620000
SHORE OIL COMPANY SWD	001	CHARENTON	17101213700000
SHORE OIL COMPANY	003	CHARENTON	17101214290000
CH 6800 RA SU: STERLING SUGARS INC	001	CHARENTON	17101214420000
SHORE OIL COMPANY	004	CHARENTON	17101214590000
CH 6800 RA SU: SHORE OIL CO	005	CHARENTON	17101214930000
CH 6800 RA SU: SHORE OIL CO	009	CHARENTON	17101216340000
SHORE OIL COMPANY SWD	002	CHARENTON	17101216980000
CH 6800 RA SU: PARAMOUNT PET CO	001	CHARENTON	17101218640000

Field	Description	Grantor	Grantee/Operator	Effective Date	Recording Information	County/Parish	State
JASPER	Grant of Easement and Right-of-Way for Pipeline, Surface and Road Use (Arco Fee LJ # 1)	Crown Pine Timber 3, L.P.	Chaparral Energy LLC	01/24/2008	Book 916, Page 568 (Tyler Co, Texas)	JASPER COUNTY	TX
JASPER	Land Entry Permit (Arco Fee LJ # 1)	Temple-Inland Forest Products Corporation	Columbia Gas Development Corporation	10/18/1993		JASPER COUNTY	TX
JASPER	Farmout Agreement AR-64760 (Hurd # 40)	Atlantic Richfield Company	Pringle Petroleum, Inc.	11/7/1983		JASPER COUNTY	TX
JASPER	Participation Agreement - Hurd # 1 & Hurd # 40 Joe's Lake Prospect Tyler Co, Texas	H & M Intrastate Gas Transmission, Inc.	Natural Gas Development, Co, et al	6/26/1987		JASPER COUNTY	TX
JASPER	Grant of Easment R.E. No. 8560 - GA15 - Kirby McInnis SWD Pipeline, Road & Electrical Easement	John Hancock Life & Health Insurance Company, et al	Chaparral Resources, LLC	7/21/2011	Vol 1029 Page 086 (Tyler Co, Texas)	JASPER COUNTY	TX
JASPER	Special Warranty Deed R.E. 8560-GA15	John Hancock Life & Health Insurance Company, et al	Chaparral Resources, LLC	7/6/2011	Book 1025, Page 327 (Tyler Co, Texas)	JASPER COUNTY	TX
JASPER	Letter Agreement	Reid Production Company	Ernie M. Enloe	4/27/1977		JASPER COUNTY	TX
JASPER	Letter Agreement	Reid Production Company	Buford Curtis and Mike Bruce	6/16/1977		JASPER COUNTY	TX
JASPER	Participation Agreement for the Drilling of the Vastar Fee No. 1	W. Dale Morris Inc	Perry L Larson	09/23/1996		JASPER COUNTY	TX
CONROE	Operating Agreement	Heisey Ventures, Inc	Liberty Bell Energy, LLC, et al	1/1/2012		MONTGOMERY COUNTY	TX
CONROE	Operating Agreement	Heisey Ventures, Inc	Stratlynn, Inc	6/1/2000		MONTGOMERY COUNTY	TX
CHARENTON	Performance Bond No. 1040879 ($250,000)	Five-J.A.B., Inc	Milagro Producing, LLC	9/1/2002		ST. MARY'S PARISH	LA
CHARENTON	Saltwater Disposal Agreement	Proton Energy, L.L.C.	Sterling Sugars, Inc		Book 451, Page 686, Entry No. 278,746	ST. MARY'S PARISH	LA

Field	Description	Grantor	Grantee/Operator	Effective Date	Recording Information	County/Parish	State
JASPER	Grant of Easement and Right-of-Way for Pipeline, Surface and Road Use (Arco Fee LJ #	Crown Pine Timber 3, L.P.	Chaparral Energy LLC	01/24/2008	Book 916, Page 568	TYLER COUNTY	TX
JASPER	Land Entry Permit (Arco Fee LJ # 1)	Temple-Inland Forest Products Corporation	Columbia Gas Development Corporation	10/18/1993		JASPER COUNTY	TX
JASPER	Farmout Agreement AR-64760 (Hurd # 40)	Atlantic Richfield Company	Pringle Petroleum, Inc.	11/7/1983		JASPER COUNTY	TX
JASPER	Participation Agreement - Hurd # 1 & Hurd # 40 Joe's Lake Prospect Tyler Co, Texas	H & M Intrastate Gas Transmission, Inc.	Natural Gas Development, Co, et al	6/26/1987		JASPER COUNTY	TX
JASPER	Grant of Easment R.E. No. 8560 - GA15 - Kirby McInnis SWD Pipeline, Road & Electrical Easement	John Hancock Life & Health Insurance Company, et al	Chaparral Resources, LLC	7/21/2011	Vol 1029 Page 086	TYLER COUNTY	TX
JASPER	Special Warranty Deed R.E. 8560-GA15	John Hancock Life & Health Insurance Company, et al	Chaparral Resources, LLC	7/6/2011	Book 1025, Page 327	TYLER COUNTY	TX
JASPER	Letter Agreement	Reid Production Company	Ernie M. Enloe	4/27/1977		JASPER COUNTY	TX
JASPER	Letter Agreement	Reid Production Company	Buford Curtis and Mike Bruce	6/16/1977		JASPER COUNTY	TX
JASPER	Participation Agreement for the Drilling of the Vastar Fee No. 1	W. Dale Morris Inc	Perry L Larson	09/23/1996		JASPER COUNTY	TX
CONROE	Operating Agreement	Heisey Ventures, Inc	Liberty Bell Energy, LLC, et al	1/1/2012		MONTGOMERY COUNTY	TX
CONROE	Operating Agreement	Heisey Ventures, Inc	Stratlynn, Inc	6/1/2000		MONTGOMERY COUNTY	TX
CHARENTON	Performance Bond No. 1040879 ($250,000)	Five-J.A.B., Inc	Milagro Producing, LLC	9/1/2002		ST. MARY'S PARISH	LA
CHARENTON	Saltwater Disposal Agreement	Proton Energy, L.L.C.	Sterling Sugars, Inc		Book 451, Page 686, Entry No. 278,746	ST. MARY'S PARISH	LA

EXHIBIT E - EXCLUDED OVERRIDING ROYALTY INTERESTS

FIELD	API	WELL NAME	PARISH	STATE	ORRI
CHARENTON	17-101-21362000	SHORE OIL COMPANY # 1	ST MARY'S	LA	0.02500000
CHARENTON	17-101-21429000	SHORE OIL COMPANY # 3	ST MARY'S	LA	0.02500000
CHARENTON	17-101-21459000	SHORE OIL COMPANY # 4	ST MARY'S	LA	0.02500000
CHARENTON	17-101-21493000	SHORE OIL COMPANY # 5	ST MARY'S	LA	0.00428932
CHARENTON	17-101-21634000	SHORE OIL COMPANY # 9	ST MARY'S	LA	0.00710184
CHARENTON	17-101-21864000	PARAMOUNT PETROLEUM # 1	ST MARY'S	LA	0.00710184
CHARENTON	17-101-21442000	STERLING SUGARS # 1	ST MARY'S	LA	0.00710184

Schedule 6(a)
Contracts and Commitments

[see attached]

Field	Description	Grantor	Grantee/Operator	Effective Date	Recording Information	County/Parish	State
JASPER	Grant of Easement and Right-of-Way for Pipeline, Surface and Road Use (Arco Fee LJ # 1)	Crown Pine Timber 3, L.P.	Chaparral Energy LLC	01/24/2008	Book 916, Page 568 (Tyler Co, Texas)	JASPER COUNTY	TX
JASPER	Land Entry Permit (Arco Fee LJ # 1)	Temple-Inland Forest Products Corporation	Columbia Gas Development Corporation	10/18/1993		JASPER COUNTY	TX
JASPER	Farmout Agreement AR-64760 (Hurd # 40)	Atlantic Richfield Company	Pringle Petroleum, Inc.	11/7/1983		JASPER COUNTY	TX
JASPER	Participation Agreement - Hurd # 1 & Hurd # 40 Joe's Lake Prospect Tyler Co, Texas	H & M Intrastate Gas Transmission, Inc.	Natural Gas Development, Co, et al	6/26/1987		JASPER COUNTY	TX
JASPER	Grant of Easment R.E. No. 8560 - GA15 - Kirby McInnis SWD Pipeline, Road & Electrical Easement	John Hancock Life & Health Insurance Company, et al	Chaparral Resources, LLC	7/21/2011	Vol 1029 Page 086 (Tyler Co, Texas)	JASPER COUNTY	TX
JASPER	Special Warranty Deed R.E. 8560-GA15	John Hancock Life & Health Insurance Company, et al	Chaparral Resources, LLC	7/6/2011	Book 1025, Page 327 (Tyler Co, Texas)	JASPER COUNTY	TX
JASPER	Letter Agreement	Reid Production Company	Ernie M. Enloe	4/27/1977		JASPER COUNTY	TX
JASPER	Letter Agreement	Reid Production Company	Buford Curtis and Mike Bruce	6/16/1977		JASPER COUNTY	TX
JASPER	Participation Agreement for the Drilling of the Vastar Fee No. 1	W. Dale Morris Inc	Perry L Larson	09/23/1996		JASPER COUNTY	TX
CONROE	Operating Agreement	Heisey Ventures, Inc	Liberty Bell Energy, LLC, et al	1/1/2012		MONTGOMERY COUNTY	TX
CONROE	Operating Agreement	Heisey Ventures, Inc	Stratlynn, Inc	6/1/2000		MONTGOMERY COUNTY	TX
CHARENTON	Performance Bond No. 1040879 ($250,000)	Five-J.A.B., Inc	Milagro Producing, LLC	9/1/2002		ST. MARY'S PARISH	LA
CHARENTON	Saltwater Disposal Agreement	Proton Energy, L.L.C.	Sterling Sugars, Inc		Book 451, Page 686, Entry No. 278,746	ST. MARY'S PARISH	LA
CHARENTON	Sterling Sugars # 1 Casing Repair AFE # SS1-15	N/A	N/A	N/A	N/A	ST. MARY'S PARISH	LA